Exhibit 10.42

sql technologies Corp.

2021 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Name of Participant:	[ ]

Date of Grant:	[ ]

Number of Option Shares:	[ ]

Option Price:	$[ ] per Share

Type of Option:	Nonqualified Stock Option (NSO or NQSO)

Right to Exercise:	On the Date of Grant, [ ] of the Option Shares (as defined below) will vest. From and after the Date of Grant, and so long as the Participant remains in continuous employment or other service with the Company or a Subsidiary, the balance of the Option Shares shall vest and become exercisable as follows, provided that the Option (as defined below) has not otherwise terminated or expired in accordance with the provisions of this Agreement (as defined below):

[ ]% on the Date of Grant
(the “First Vesting”)

[ ]% on the one year anniversary of the Date of Grant
(the “Second Vesting”)

[ ]% on the two year anniversary of the Date of Grant
(the “Third Vesting”)

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THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN THIRTY (30) DAYS AFTER THE DATE OF GRANT.

sql technologies Corp.
NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of the date of grant on the cover page hereof (the “Date of Grant”) by and between SQL Technologies Corp., a Florida corporation (the “Company”), and the recipient named on the cover page hereto (the “Participant”).

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2021 Stock Incentive Plan (the “Plan”), the Compensation Committee (the “Committee”) of the Company’s board of directors (the “Board”) hereby grants to the Participant as of the Date of Grant a stock option (the “Option”) to purchase the number of shares of the Company’s common stock, no par value (the “Common Stock”) shown on the cover page hereof (the “Option Shares”). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price per Option Share at which the Option Shares may be purchased pursuant to the Option shall be as set forth on the cover page hereof (the “Option Price”). This Option is not intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code.

2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 of this Agreement, shall expire ten (10) years from the Date of Grant.

3. Right to Exercise. Subject to the expiration or earlier termination of the Option in accordance with its terms, the Option shall vest and become exercisable as set forth on the cover page hereof. To the extent the Option is vested and exercisable, it may be exercised in whole or in part. In no event shall the Participant be entitled to acquire a fraction of one Option Share pursuant to the Option. The Participant shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to him/her upon the complete and valid exercise of all or part of the Option and payment of the applicable Option Price therefor.

4. Option Transferability. Except as otherwise provided in this Section 4, the Option granted hereby shall be neither transferable nor assignable by the Participant except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and court supervision. Notwithstanding the foregoing, the Option granted hereby may be transferred to a Permitted Transferee upon approval by the Committee. A “Permitted Transferee” shall mean (i) a parent, child, spouse or sibling of the Participant (a “Family Member”), (ii) a trust created solely for the benefit of the Participant or a Family Member, or (iii) a partnership, limited liability company or entity whose only partners or stockholders are the Participant and/or Family Members.

5. Notice of Exercise; Payment. To the extent then vested and exercisable, the Option may be exercised by written notice (on the form attached hereto as Attachment 1 or such other form acceptable to the Company) to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Participant may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock, (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted shares of Common Stock, or (c) any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless exercise that complies with all applicable laws. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Participant in payment of all or any part of the Option Price shall be valued on the basis of their Fair Market Value per share of Common Stock, as determined by the Committee. As a further condition precedent to the exercise of the Option, the Participant shall execute any documents which the Committee shall, in its sole discretion, deem necessary or advisable.

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6. Termination of Agreement.

(a) This Agreement and the portion of the Option that has not yet vested shall be forfeited and terminate automatically, without further action or notice, on the earlier of (i) three months after the Participant ceases to be an employee, director, advisor or consultant of the Company and its Subsidiaries for any reason, except as otherwise set forth in the Plan and (ii) ten (10) years from the Date of Grant. This Agreement and the portion of the Option that has not yet vested shall be forfeited and terminate automatically, without further action or notice, ten (10) years from the Date of Grant.

(b) Notwithstanding the foregoing, in the event that the Participant’s employment or other service is terminated for cause (as determined by the Committee), this Agreement shall terminate at the time of such termination and the Participant shall forfeit all rights under this Agreement without further action or notice, including his or her rights with respect to any unvested portion of the Option and any portion of the Option vested but not yet exercised, notwithstanding any other provision of this Agreement.

(c) In the event of the termination of the Participant’s employment or service for any reason other than that set forth in Section 6(b) above, only the portion of the Option vested as of the date of such termination pursuant to Section 3 may be exercised. For the purposes of this Agreement, the continuous employment or other service of the Participant with the Company shall not be deemed to have been interrupted, and the Participant shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than thirty (30) days unless otherwise approved by the Committee. The Committee may, in its sole discretion, provide for the full or partial acceleration of vesting and exercisability of the Option in connection with the termination of Grantee’s employment or other service for any other reason prior to vesting.

7. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not vest or be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

8. Lock-Up Agreement. The Participant agrees that, if requested by the Company in connection with a public offering of shares of Common Stock or other securities of the Company, the Participant will not sell, offer for sale or otherwise dispose of the Option Shares for such period of time as is determined by the Committee; provided that at least a majority of the Company’s directors and officers who hold options, shares of Common Stock or such other securities of the Company at such time are similarly bound.

9. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

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10. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

11. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.

12. Successors and Assigns. Without limiting Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

13. Data Privacy. In order to administer the Plan, the Company may process personal data about the Participant. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. The Participant hereby gives explicit consent to the Company to process any such personal data. The Participant also gives explicit consent to the Company to transfer any such personal data outside the country in which the Participant works or is employed, including, if the Participant is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

14. Electronic Delivery. The Participant hereby consents and agrees to electronic delivery of any documents (including prospectus information) that the Company may elect to deliver in connection with this Agreement, the Option and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to the Chief Executive Officer of Company, this consent shall be effective for the duration of the Agreement. The Participant also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

15. No Fractional Shares. Fractional shares of Common Stock will be subject to rounding conventions adopted by the Company from time to time; provided, that in no event will the total shares of Common Stock issued pursuant to this Agreement and the Option exceed the total Option Shares granted under this award.

16. Taxes and Withholding. The Participant is responsible for any federal, state, local or other taxes with respect to the Option Shares. The Company does not guarantee any particular tax treatment or results in connection with the grant, vesting or exercise of the Option or the delivery of the Option Shares. To the extent the Company is required to withhold any federal, state, local, foreign or other taxes in connection with the delivery of Option Shares under this Agreement, then the Participant shall be required to pay such required withholding to the Company, or make arrangements satisfactory to the Company regarding the payment of such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

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17. Change in Control. In the event of a Change in Control (as defined in the Plan), any portion of the Option that has not vested shall immediately vest and shall be exercisable until the termination of this Agreement pursuant to Section 6 hereof.

18. Adjustments. The number and kind of Option Shares and the Option Price shall be subject to adjustment as provided in Section 15 of the Plan.

19. No Employment Contract. Nothing contained in this Agreement shall confer upon the Participant any right with respect to continuance of employment or other service by the Company and its subsidiaries, nor limit or affect in any manner the right of the Company and its subsidiaries to terminate the employment or other service of the Participant or adjust the compensation of the Participant, in each case with or without cause.

20. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Florida.

21. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Chief Executive Officer, and any notice to the Participant shall be addressed to the Participant at his or her address, e-mail or fax number on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has also executed this Agreement, as of the day and year first above written.

PARTICIPANT:	COMPANY:

[ ]	SQL TECHNOLOGIES Corp.

Signature:	Signature:
Signature:	Name:
Title:
Dated:	Dated:

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ATTACHMENT 1

FORM OF EXERCISE OF OPTION TO PURCHASE

SQL Technologies Corp.

Re: Stock Option Exercise Notice

I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of SQL Technologies Corp., Inc. (the “Company”) pursuant to the Company’s 2021 Stock Incentive Plan (the “Plan”) and my Nonqualified Stock Option Agreement (the “Option Agreement”) as follows:

Date of Grant:

Number of Shares:

Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which have vested in accordance with the Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Exercise Price per Share)

$

3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by the Option Agreement:

Cash:	$

Check:	$

Tender of shares of Company common stock:	Contact Plan Administrator

Cashless Exercise (same-day sale):	Contact Plan Administrator

4. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows: _______________________________________________________________________________________________

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